EXHIBIT 23.1

Padgett Stratemann & Co. LLP

Certified Public Accountants & Business Advisors

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ADS Media Group, Inc. of our report dated March 21, 2007, on the consolidated financial statements of ADS Media Group, Inc., and its subsidiaries, as of December 31, 2006, included in the Corporation’s Annual Statement on Form 10-K, filed pursuant to the Securities and Exchange Act of 1934.

/s/ Padgett, Stratemenn & Co., L.L.P.

Austin, Texas

December 11, 2007

Austin – San Antonio

515 Congress Avenue, Suite 1212 – Austin, Texas 78701 – P 512.476.0717 – F 512-476-0462 – www.padgett-cpa.com